UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2021

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	CLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

TotalEnergies Marketing Services SAS (“TEMS”), a wholly owned subsidiary of TotalEnergies SE, has decided to replace Philippe Charleux, one of its director designees, with Ms. Karine Boissy-Rousseau, as described below. As such, on December 7, 2021, Mr. Charleux resigned from the board of directors (“Board”) of Clean Energy Fuels Corp. (the “Company”), effective immediately.

Appointment of New Director

On December 7, 2021, the Board filled the vacancy created by Mr. Charleux’s resignation by appointing Ms. Boissy-Rousseau as a director of the Company, effective immediately. Ms. Boissy-Rousseau will not serve as a member of any committee of the Board.

Ms. Boissy-Rousseau has been appointed as a director of the Company pursuant to and in accordance with the director designation rights granted to TEMS in that certain Stock Purchase Agreement between the Company and TEMS, dated May 9, 2018, under which, among other things, TEMS purchased shares representing at the time 25% of the outstanding common stock of the Company, which represented the largest ownership position among shareholders of the Company. Such share purchase and the other transactions and relationships related thereto are described in further detail in Part II, Item 5 of the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on May 10, 2018, and in the Company’s Current Report on Form 8-K, filed with the SEC on June 13, 2018, and the agreements related to such transactions are filed or incorporated by reference as exhibits to such reports. All such descriptions and agreements are incorporated herein by reference.

Ms. Boissy-Rousseau, 48, has served as Senior Vice President New Mobility and Marketing of TEMS since September 1, 2021. Before that, Ms. Boissy-Rousseau was President of Air Liquide Hydrogen Mobility & Energy, where she led the development of hydrogen activities in the transportation sector for North America since 2019. Prior to that, she was Managing Director of Air Liquide Benelux Industries from 2016 to 2019 and General Manager of Air Liquide France Industries in Paris from 2012 to 2016. Ms. Boissy-Rousseau holds a Master’s degree in Chemical Engineering from Ecole Nationale des Industries Chimiques, Nancy and also a Master’s degree in Marketing and Management from Conservatoire National des Arts et Métiers, Paris.

Ms. Boissy-Rousseau has voluntarily waived her right to receive compensation for her services as a director of the Company. As a result, the Company will not compensate Ms. Boissy-Rousseau pursuant to the Company’s compensation arrangements for its other non-employee directors, but rather will only reimburse Ms. Boissy-Rousseau for her reasonable out-of-pocket expenses.

The Company has entered into an indemnification agreement with Ms. Boissy-Rousseau in the same form as the indemnification agreements the Company has entered into with its other directors, which form has been filed or incorporated by reference as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on March 27, 2007. In general, the indemnification agreement provides for, among other things, indemnification of each such person by the Company to the fullest extent authorized or permitted by law, subject to certain limited exceptions.

Except as set forth above, there are no arrangements or understandings between Ms. Boissy-Rousseau and any other person pursuant to which Ms. Boissy-Rousseau was selected as a director of the Company, there are no family relationships between Ms. Boissy-Rousseau and any of the Company’s other directors or executive officers, and Ms. Boissy-Rousseau is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC.

Item 7.01	Regulation FD Disclosure.

On December 7, 2021, the Company issued a press release announcing the changes to its Board described in Item 5.02 of this Current Report on Form 8-K. A copy of such press release is attached hereto as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 7, 2021, issued by Clean Energy Fuels Corp.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2021	CLEAN ENERGY FUELS CORP.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer

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